Exhibit 10.1

TRUST AGREEMENT

Between

BRUSH ENGINEERED MATERIALS INC.

And

FIDELITY MANAGEMENT TRUST COMPANY

BRUSH ENGINEERED MATERIALS INC. EXECUTIVE DEFERRED COMPENSATION PLAN II
TRUST
Dated as of June 25, 2009

Confidential Information

Plan 20804

Section 1.	Definitions	2
Section 2.	Trust	6
(a)	Establishment	6
(b)	Grantor Trust	6
(c)	Trust Assets	6
(d)	Non-Assignment	6
Section 3.	Payments to Sponsor	7
Section 4.	Disbursements	7
(a)	Directions from Administrator	7
(b)	Limitations	7
Section 5.	Investment of Trust	7
(a)	Selection of Investment Options	7
(b)	Available Investment Options	7
(c)	Investment Directions	8
(d)	Unfunded Status of Plan	8
(e)	Mutual Funds	8
	(i) Execution of Purchases and Sales	8
	(ii) Voting	8
(f)	Trustee Powers	9
Section 6.	Recordkeeping and Administrative Services to Be Performed	10
(a)	General	10
(b)	Accounts	10
(c)	Inspection and Audit	11
(d)	Notice of Plan Amendment	11
(e)	Returns, Reports and Information	12
Section 7.	Compensation and Expenses	12
Section 8.	Directions and Indemnification	12
(a)	Identity of the Sponsor and the Administrator	12
(b)	Directions from the Sponsor and the Administrator	13
(c)	Directions from Participants	13
(d)	Indemnification	13
(e)	Survival	13
Section 9.	Resignation or Removal of Trustee	13
(a)	Resignation and Removal	13
(b)	Termination	13
(c)	Notice Period	13
(d)	Transition Assistance	13
(e)	Failure to Appoint Successor	13
Section 10.	Successor Trustee	13
(a)	Appointment	13
(b)	Acceptance	13
(c)	Corporate Action	13
Section 11.	Resignation, Removal, and Termination Notices	14
Section 12.	Duration	14
Section 13.	Insolvency of Sponsor	15
Section 14.	Amendment or Modification	15
Section 15.	Electronic Services	16
Section 16.	Assignment	16
Section 17.	Force Majeure	16
Section 18.	Confidentiality; Safeguarding of Data	18
Section 19.	General	18
(a)	Performance by Trustee, its Agents or Affiliates	18
(b)	Entire Agreement	18
(c)	Waiver	18

Confidential Information

i

(d)	Successors and Assigns	18
(e)	Partial Invalidity	19
(f)	Section Headings	19
(g)	Communications	19
(h)	Survival	19
Section 20.	Authorization To Make Available Fidelity Personal Guidance Offerings	19
Section 21.	Situs of Trust Assets	20
Section 22.	Governing Law	20
(a)	Massachusetts Law Controls	20
(b)	Trust Agreement Controls	20

SCHEDULES

Schedule “A”	Recordkeeping and Administrative Services

Schedule “B”	Fee Schedule

Schedule “C”	Investment Options

Schedule “D”	Operational Guidelines for Non-Fidelity Mutual Funds

Confidential Information

ii

TRUST AGREEMENT, dated as of the twenty-fifth day of June, 2009 (“Effective Date”), between Brush Engineered Materials Inc., an Ohio corporation, having an office at 6070 Parkland Boulevard, Mayfield Heights, OH 44124 (the “Sponsor”), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the “Trustee”).

WITNESSETH:

WHEREAS, the Sponsor is the sponsor of the Brush Engineered Materials Inc. Executive Deferred Compensation Plan II (the “Plan”); and

WHEREAS, each Employer has adopted the Plan and has incurred or expects to incur liability under the Plan with respect to its employees participating in the Plan; and

WHEREAS, the Sponsor wishes to establish an irrevocable trust (the “Trust”) with regard to the Plan and to have each Employer contribute to the Trust assets that shall be held therein subject to the claims of each Employer’s creditors in the event of such Employer’s Insolvency, as herein defined, until paid to such Employer’s Participants and their beneficiaries in such manner and at such times as specified in the Plan; and

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”); and

WHEREAS, it is the intention of each Employer to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan; and

WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Sponsor; and

WHEREAS, the Sponsor also wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator (as defined herein).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section 1.  Definitions.

The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

(a) “Administrator”

“Administrator” shall mean the Plan Administrator identified in the Plan document.

(b) “Agreement”

“Agreement” shall mean this Trust Agreement, and the Schedules and/or Exhibits attached hereto, as the same may be amended and in effect from time to time.

(c) “Business Day”

“Business Day” shall mean each day the NYSE is open. The closing of a Business Day shall mean the NYSE’s normal closing time of 4:00 p.m.(ET), however, in the event the NYSE closes before such time or alters its closing time, all references to the NYSE closing time shall mean the actual or altered closing time of the NYSE.

Confidential Information
(d) “Code”

“Code” shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

(e) “EDT”

“EDT” shall mean electronic data transfer.

(f) “Electronic Services”

“Electronic Services” shall mean communication and services made available via electronic media.

(g) “Employer”

“Employer” shall mean the Sponsor and any other corporation in a controlled group of corporations (under Code Section 414(b)) of which the Sponsor is a member which adopts the Plan for the benefit of its employees as provided in the Plan.

(h) “ERISA”

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

(i) “External Account Information”

“External Account Information” shall mean account information, including retirement savings account information, from third party websites or other websites maintained by Fidelity or its affiliates.

(j) “Fidelity Mutual Fund”

“Fidelity Mutual Fund” shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.

(k) “FIIOC”

“FIIOC” shall mean Fidelity Investments Institutional Operations Company, Inc.

(l) “In Good Order”

“In Good Order” shall mean in a state or condition acceptable to the Trustee in its sole discretion, which the Trustee determines is reasonably necessary for accurate execution of the intended transaction.

Confidential Information

(m) “Insolvency”

“Insolvency” shall mean with respect to an Employer that (i) such Employer is unable to pay its debts as they become due, or (ii) such Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(n) “Insolvent”

“Insolvent” shall mean with respect to an Employer that (i) such Employer is unable to pay its debts as they become due, or (ii) such Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(o) “Losses”

“Losses” shall mean any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorney’s fees and disbursements.

(p) “Mutual Fund”

“Mutual Fund” shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.
(q) “NAV”

“NAV” shall mean Net Asset Value.

(r) “NFSLLC”

“NFSLLC” shall mean National Financial Services LLC.

(s) “Non-Fidelity Mutual Fund”

“Non-Fidelity Mutual Fund” shall mean certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.

(t) “NYSE”

“NYSE” shall mean the New York Stock Exchange.

(u) “Participant”

“Participant” shall mean, with respect to the Plan, any employee (or former employee) with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee (or deceased former employee) until such account has been fully distributed and/or forfeited.

(v) “Participant Recordkeeping Reconciliation Period”

“Participant Recordkeeping Reconciliation Period” shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.

Confidential Information

(w) “Person”

“Person” shall mean any corporation, joint stock company, limited liability company, association, partnership, joint venture, organization, individual, business or other trust or any other entity or organization of any kind or character, including a court or other governmental authority.

(x) “PIN”

“PIN” shall mean personal identification number.

(y) “Plan”

“Plan” shall mean the Brush Engineered Materials Inc. Executive Deferred Compensation Plan II.

(z) “Plan Administration Design & Discovery Document”

“Plan Administration Design & Discovery Document” shall mean the document which sets forth the administrative and recordkeeping duties and procedures to be followed by the Trustee in administering the Plan, as such document may be amended and in effect from time to time during the initial implementation of the Plan onto the Fidelity Participant Recordkeeping System (“FPRS”). This document is an interim document and shall be superseded by the approved Plan Administration Manual.

(aa) “Plan Administration Manual”

“Plan Administration Manual” shall mean the document which sets forth the administrative and recordkeeping duties and procedures to be followed by the Trustee in administering the Plan, as such document may be amended and in effect from time to time. This definition shall include the Plan Administration Design & Discovery Document from the implementation process until the full Plan Administration Manual can be generated and approved.

(bb) “Plan Sponsor Webstation”

“Plan Sponsor Webstation” shall mean the graphical windows based application that provides current Plan and Participant information including indicative data, account balances, activity and history.

(cc) “Reporting Date”

“Reporting Date” shall mean the last day of each fiscal quarter of the Plan and, if not on the last day of fiscal quarter, the date as of which the Trustee resigns or is removed pursuant to this Agreement or the date as of which this Agreement terminates pursuant to Section 9 hereof.

(dd) “SEC”

“SEC” shall mean the Securities and Exchange Commission.

(ee) “Sponsor”

“Sponsor” shall mean Brush Engineered Materials Inc., an Ohio corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

(ff) “Trust”

“Trust” shall mean the Brush Engineered Materials Inc. Executive Deferred Compensation Plan II Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

Confidential Information

(gg) “Trustee”

“Trustee” shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business as described in Section 10. The term Trustee shall also include any successor trustee appointed pursuant to Section 10 to the extent such successor agrees to serve as Trustee under this Agreement.

(hh) “VRS”

“VRS” shall mean Voice Response System.

Section 2.  Trust.

(a) Establishment.

The Sponsor hereby establishes the Trust with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by an Employer or transferred from a previous trustee under the Plan, such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

(b) Grantor Trust.

The Trust is intended to be a grantor trust, of which the Sponsor is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, as amended, and shall be construed accordingly.

(c) Trust Assets.

The principal of the Trust contributed by each Employer, and any earnings thereon, shall be held in a sub-trust separate and apart from other funds of the Employer and shall be used exclusively for the uses and purposes of Participants with respect to such Employer and general creditors of such Employer as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against an Employer. Any assets held by the Trust in a sub-trust with respect to an Employer will be subject to the claims of such Employer’s general creditors under federal and state law in the event of Insolvency of such Employer.

(d) Non-Assignment.

Benefit payments to Participants and their beneficiaries funded under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process. Notwithstanding anything in this Agreement to the contrary, the Sponsor can direct the Trustee to disperse monies pursuant to a domestic relations order as defined in Code section 414(p)(1)(B) in accordance with Section 4(a).

Confidential Information

Section 3.  Payments to Sponsor.

Except as provided under this Agreement, the Sponsor shall have no right to retain or divert to others any of the Trust assets before all payment of benefits have been made to Participants pursuant to the terms of the Plan. Notwithstanding the foregoing, in the event that the Administrator determines that the amount of assets held in the Trust with reference to a particular Participant exceeds the obligation of the Participant’s Employer to such Participant under the Plan, the Trustee shall disburse such excess amount to the Administrator as directed by the Administrator. The Trustee shall have no responsibility for determining the accuracy of the Administrator’s calculations of such excess amounts.

Section 4.  Disbursements.

(a) Directions from Administrator.

The Trustee shall disburse monies to the Administrator for benefit payments in the amounts that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain whether the Administrator’s direction complies with the terms of the Plan or any applicable law. The Trustee shall not be responsible for: (i) making benefit payments to Participants under the Plan, (ii) any Federal, State or local income tax reporting or withholding with respect to such Plan benefits, and (iii) FICA (Social Security and Medicare) or any Federal or State unemployment tax with respect to Plan distributions.

(b) Limitations.

The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall make all disbursements in cash to the Administrator.

Section 5.  Investment of Trust.

(a) Selection of Investment Options.

The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

(b) Available Investment Options.

The Sponsor shall direct the Trustee as to what investment options the Trust shall be invested in (i) during the Participant Recordkeeping Reconciliation Period, and (ii) following the Participant Recordkeeping Reconciliation Period, subject to the following limitations. The Sponsor may determine to offer as investment options only Mutual Funds; provided, however, that the Trustee shall not be considered a fiduciary with investment discretion. The Sponsor may add or remove investment options with the consent of the Trustee, which consent will not be unreasonably withheld to reflect administrative concerns and upon mutual amendment of this Agreement and the Schedules thereto, to reflect such additions.

Confidential Information

(c) Investment Directions.

The Sponsor shall direct the Trustee as to how to invest the assets held in the Trust. In order to provide for an accumulation of assets comparable to the contractual liabilities accruing under the Plan, the Sponsor may direct the Trustee in writing to invest the assets held in the Trust to correspond to the hypothetical investments made for Participants in accordance with their direction under the Plan. In such cases, Participants may provide directions with respect to their hypothetical investments under the Plan by use of the system maintained for such purposes by the Trustee or its agents, as may be agreed upon from time to time by the Sponsor and the Trustee, and shall be processed in accordance with the fund exchange provisions set forth in the Plan Administration Manual. The Trustee shall not be liable for any loss or expense that arises from a Participant’s exercise or non-exercise of rights under this Section 5 over the assets in the Participant’s accounts. In the event that the Trustee fails to receive a proper direction, the assets in question shall be invested in the investment option set forth for such purpose on Schedule “C” until the Trustee receives a proper direction.

(d) Unfunded Status of Plan

The Sponsor’s designation of available investment options, the maintenance of accounts for each Participant, the crediting of investments gains (or losses) to such accounts, and the exercise by Participants of any powers relating to investments under this Agreement are solely for the purpose of providing a mechanism for measuring the obligation of an Employer to any particular Participant under the applicable Plan. As provided in this Agreement, no Participant will have any preferential claim to or beneficial ownership interest in any asset or investment held in the Trust, and the rights of any Participant under the applicable Plan and this Agreement are solely those of an unsecured general creditor of the Employer with respect to the benefits of the Participant under the Plan.

(e) Mutual Funds.

On the effective date of this Agreement, in lieu of receiving a printed copy of the prospectus for each Fidelity Mutual Fund selected by the Sponsor as a Plan investment option or short-term investment fund, the Sponsor hereby consents to receiving such documents electronically. The Sponsor shall access each prospectus on the internet after receiving notice from the Trustee that a current version is available online at a website maintained by the Trustee or its affiliate. Trustee represents that on the effective date of this Agreement, a current version of each such prospectus is available at https://www.fidelity.com or such successor website as Trustee may notify the Sponsor of in writing from time to time. The Sponsor represents that it has accessed/will access each such prospectus as of the effective date of this Agreement at https://www.fidelity.com or such successor website as Trustee may notify the Sponsor of in writing from time to time. Transactions involving Non-Fidelity Mutual Funds shall be executed in accordance with the operational guidelines set forth in Schedule “D” attached hereto. Trust investments in Mutual Funds shall be subject to the following limitations:

(i) Execution of Purchases and Sales.

Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Sponsor In Good Order all information and documentation necessary to accurately effect such transactions and (if applicable) wire transfer of funds. Exchanges of Mutual Funds shall be processed in accordance with the fund exchange provisions set forth in the Plan Administration Manual.

Confidential Information

(ii) Voting.

The Sponsor directs the Trustee to vote the shares of Mutual Funds held in the Trust in the same manner as directed by Participants for the corresponding hypothetical shares of Mutual Funds credited to Participants’ accounts under the Plan. At the time of mailing of notice of each annual or special stockholders’ meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has hypothetical shares of such Mutual Fund credited to the Participant’s account, together with a voting direction form for return to the Trustee or its designee. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the hypothetical shares credited to the Participant’s account. The Trustee shall vote the shares held in the Trust in a manner which corresponds to Participant directions with respect to the hypothetical shares credited to the Participant’s Plan account. The Trustee shall not vote shares for which it has received no corresponding directions from the Participant.

During the Participant Recordkeeping Reconciliation Period, the Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust, including Mutual Fund shares held in any short-term investment fund for liquidity reserve. Following the Participant Recordkeeping Reconciliation Period, the Sponsor shall continue to have the right to direct the Trustee as to the manner in which the Trustee is to vote any Mutual Funds shares held in a short-term investment fund for liquidity reserve. The Trustee shall not vote any such Mutual Fund shares for which it has received no directions from the Sponsor.

With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Sponsor. The Trustee shall have no further duty to solicit directions from the Sponsor or Participants.

(f) Trustee Powers.

The Trustee shall have the following powers and authority:

(i) Subject to this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

(ii) To cause any securities or other property held as part of the Trust to be registered in the Trustee’s own name, in the name of one or more of its nominees, or in the Trustee’s account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

(iii) To keep that portion of the Trust in cash or cash balances as the Sponsor or Administrator may, from time to time, deem to be in the best interest of the Trust.

(iv) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

(v) To borrow funds from a bank or other financial institution not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion, provided that the cost of borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity. The Sponsor acknowledges that it has received the disclosure on the Trustee’s line of credit program and credit allocation policy and a copy of the text of Prohibited Transaction Exemption 2002-55 prior to executing this Agreement if applicable.

Confidential Information

(vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

(vii) With the consent of the Sponsor which shall not be unreasonably withheld, the Trustee can employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

(viii) To do all other acts, although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Notwithstanding any powers granted to Trustee pursuant to this Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code. The Trustee will file an annual fiduciary return to the extent required by law.

Section 6.  Recordkeeping and Administrative Services to Be Performed.

(a) General.

The Trustee shall perform those recordkeeping and administrative functions described in Schedule “A” attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator’s written directions regarding the Plan’s provisions, guidelines and interpretations. The Sponsor acknowledges that the Trustee does not provide legal or tax advice, and that the Sponsor must obtain its own legal and tax counsel for advice on the plan design appropriate for its specific situation and on legal and tax issues pertaining to the administration of the Plan. The Sponsor further acknowledges that the Trustee has no continuing responsibility to be aware of and responsive to IRS guidance provided under Section 409A of the Code as the Trustee is not the responsible party for (a) ensuring that the Administrator’s or Sponsor’s direction to the Trustee conforms with that guidance, and (b) the payment of all taxes and penalties associated with a failure to maintain such compliance.

(b) Accounts.

The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each Reporting Date. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. The Administrator shall use all reasonable efforts to bring to the Trustee’s attention, as soon as possible, any concerns or objections it may have relating to the accounts. Notwithstanding the previous sentence, and except as otherwise required under applicable law, upon the expiration of twelve (12) months from the date of filing such account, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which a written objection shall have been filed with the Trustee within such twelve (12) month period.

Confidential Information

(c) Inspection and Audit.

Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Sponsor, at no expense to the Sponsor, in the format regularly provided to the Sponsor, a statement of each Participant’s account as of the resignation, removal, or termination, and the Trustee shall provide to the Sponsor or the Plan’s new recordkeeper such further records as are reasonable, at the Sponsor’s expense.

The Trustee will provide to auditors (including third-party auditors and Sponsor’s internal audit staff) as Sponsor may designate in writing, access to any Trustee owned or managed facility at which the services are being performed, to appropriate Trustee management personnel, and to the data and records (and other documentation reasonably requested by the Sponsor) maintained by the Trustee with respect to the services solely for the purpose of examining (i) transactional books and records maintained by the Trustee in order to provide the services, (ii) documentation of service level performance, and (iii) invoices to the Sponsor. Any such audits will be conducted at the Sponsor’s expense. The Sponsor and its auditors will first look to the most recent Type II Service Auditor’s Report (“Type II SAR”) before conducting further audits. Type II SAR’s are reports issued by the Trustee’s or its affiliate’s independent public accounting firm in accordance with Statement on Auditing Standard No. 70 (“SAS 70”). If a matter is not covered in such Type II SAR, then the Sponsor will provide the Trustee with a proposed detailed scope and timeframe of the audit requested by the Sponsor in writing at least sixty (60) days prior to date of the audit. The Sponsor will provide the Trustee with not less than ninety (90) days prior written notice of an audit, excepting audit requests from governmental or regulatory agencies. The Sponsor and its auditors will conduct such audits in a manner that will result in a minimum of inconvenience and disruption to the Trustee’s operations. Audits may be conducted only during normal business hours and no more frequently than annually unless otherwise required as a matter of law or for compliance with regulatory or contractual requirements. Any audit assistance provided by the Trustee in excess of the number of audit hours per annum referenced in the fee schedule shall be provided on a fee-for-service basis. The Sponsor and its auditors will not be entitled to review or audit (i) data or information of other customers or clients of the Trustee, (ii) any of Trustee’s proprietary data, or (iii) any other Confidential Information of the Trustee that is not relevant for the purposes of the audit. The Sponsor and its auditors will not be entitled to logical access to the Trustee’s networks and systems, nor unrestricted physical access to Trustee’s facilities and personnel. Reviews of processes, controls, and support documentation will be facilitated with appropriate Trustee’s personnel. The Trustee will use commercially reasonable efforts to cooperate in the audit, will make available on a timely basis the information reasonably required to conduct the audit and will assist the designated employees of the Sponsor or its auditors as reasonably necessary. The Sponsor will reimburse the Trustee for any costs incurred by the Trustee in connection with an audit conducted pursuant to this section. To the maximum extent possible, audits will be designed and conducted (in such manner and with such frequency) so as not to interfere with the provision of the services. The Sponsor will not use any competitors of the Trustee (or any significant subcontractor of Trustee under this Agreement) to conduct such audits. The auditors and other representatives of the Sponsor will execute and deliver such confidentiality and non-disclosure agreements and comply with such security and confidentiality requirements as the Trustee may reasonably request in connection with such audits.

(d) Notice of Plan Amendment.

The Trustee’s provision of the recordkeeping and administrative services set forth in this Section shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan impacting the services to be provided under this Agreement as soon as administratively feasible following the amendment’s adoption, and on the Administrator providing the Trustee, on a timely basis, with all the information the Trustee deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

Confidential Information

(e) Returns, Reports and Information.

Except as set forth in the Plan Reporting section of Schedule “A”, the Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law.

Section 7.  Compensation and Expenses.

Sponsor shall pay to Trustee, within thirty (30) days of receipt of the Trustee’s bill, the fees for services in accordance with Schedule “B.” Fees for services are specifically outlined in Schedule “B” and are based on any assumptions identified therein. In the event that the Plan characteristics referenced in the assumptions outlined in Schedule “B” change significantly by either falling below or exceeding current or projected levels, such fees may be subject to revision, upon mutual renegotiation. To reflect increased operating costs, Trustee may once each calendar year amend Schedule “B” without the Sponsor’s consent upon one hundred and twenty (120) days prior notice to the Sponsor.

All reasonable expenses of Plan administration as shown on Schedule “B” attached hereto, as amended from time to time, shall be a charge against and paid from the appropriate Participant-related accounts, except to the extent such amounts are paid by the Sponsor in a timely manner.

All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participant-related accounts.

Section 8.  Directions and Indemnification.

(a) Identity of the Sponsor and the Administrator.

The Trustee shall be fully protected in relying on the fact that the Sponsor and the Administrator under the Plan are the individual or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

(b) Directions from the Sponsor and the Administrator.

Whenever the Sponsor or the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction if the direction is contained in a writing provided by any individual whose name has been submitted (and not withdrawn) in writing to the Trustee by the Sponsor or the Administrator unless it is clear on the direction’s face that the actions to be taken under the direction would be contrary to the terms of this Agreement. The Trustee may rely without further duty of inquiry on the authority of any such individual to provide direction to the Trustee on behalf of the Sponsor.

For purposes of this Section, such direction may also be made via EDT, facsimile or such other secure electronic means in accordance with procedures agreed to by the Sponsor and the Trustee and, in any such case the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Sponsor.

Confidential Information

(c) Directions from Participants.

The Trustee shall not be liable for any loss which arises from any Participant’s exercise or non-exercise of rights under the Plan over the assets in the Participants’ hypothetical accounts.

(d) Indemnification.

The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all Losses arising solely from the Trustee’s breach of this Agreement, negligence, bad faith or willful misconduct.

The Trustee shall indemnify the Sponsor against, and hold the Sponsor harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against the Sponsor by reason of any claim, regulatory proceeding, or litigation arising from Trustee’s breach of this Agreement, negligence, bad faith or willful misconduct.

The Trustee shall also indemnify the Sponsor against and hold the Sponsor harmless from any and all such Losses that may be incurred by, imposed upon, or asserted against the Sponsor solely as a result of: i) any defects in the investment methodology embodied in the target asset allocation or model portfolio provided through Portfolio Review, except to the extent that any such Losses arise from information provided by the Participant, the Sponsor or third parties; or ii) any prohibited transactions resulting from the provision of Portfolio Review by the Trustee.

(e) Survival.

The provisions of this Section shall survive the termination of this Agreement.

Section 9.  Resignation or Removal of Trustee.

(a) Resignation and Removal.

The Trustee may resign at any time in accordance with the notice provisions set forth below. The Sponsor may remove the Trustee at any time in accordance with the notice provisions set forth below.

(b) Termination.

This Agreement may be terminated in full, or with respect to only a portion of the Plan (i.e. a “partial deconversion”) at any time by the Sponsor upon prior written notice to the Trustee in accordance with the notice provisions set forth below.

(c) Notice Period.

In the event either party desires to terminate this Agreement or any Services hereunder, the party shall provide at least sixty (60) days prior written notice of the termination date to the other party; provided, however, that the receiving party may agree, in writing, to a shorter notice period.

(d) Transition Assistance.

In the event of termination of this Agreement, if requested by Sponsor, the Trustee shall assist Sponsor in developing a plan for the orderly transition of the Plan data, cash and assets then constituting the Trust and services provided by the Trustee hereunder to Sponsor or its designee. The Trustee shall provide such assistance for a period not extending beyond sixty (60) days from the termination date of this Agreement. The Trustee shall provide to Sponsor, or to any person designated by Sponsor, at a mutually agreeable time, one file of the Plan data prepared and maintained by the Trustee in the ordinary course of business, in the Trustee’s format. The Trustee may provide other or additional transition assistance as mutually determined for additional fees, which shall be due and payable by the Sponsor prior to any termination of this Agreement.

(e) Failure to Appoint Successor.

If, by the termination date, the Sponsor has not notified the Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements.

Section 10.  Successor Trustee.

(a) Appointment.

If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

(b) Acceptance.

As of the date the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee, except as may be required to evidence such transition. The predecessor trustee shall execute all instruments and do all acts that may be reasonably necessary and requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

(c) Corporate Action.

Any successor of the Trustee or successor trustee, either through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction of either the Trustee or successor trustee, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

Section 11.  Resignation, Removal, and Termination Notices.

All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Director — Treasury Operations, Brush Engineered Materials Inc., 6070 Parkland Boulevard, Mayfield Heights, OH 44124, and to the Trustee c/o Fidelity

Confidential Information

Investments, Contracts Development & Negotiation, 82 Devonshire Street, MM1M, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 12.  Duration.

This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 13.  Insolvency of Sponsor.

(a) Trustee shall cease disbursement of funds for payment of benefits to Participants with respect to an Employer if the Employer is Insolvent, and shall cease disbursement of funds for payment of benefits if the Sponsor is Insolvent.

(b) All times during the continuance of this Trust, the principal and income of a sub-trust with respect to an Employer shall be subject to claims of general creditors of such Employer under federal and state law as set forth below.

(i) The Board of Directors and the Chief Executive Officer of the Sponsor and the highest ranking officer of the Employer shall have the duty to inform Trustee in writing of such Employer’s Insolvency. If a person claiming to be a creditor of the Employer alleges in writing to Trustee that such Employer has become Insolvent, Trustee shall determine whether the Employer is Insolvent and, pending such determination, Trustee shall discontinue disbursements for payment of benefits to Participants of such Employer (if the Employer is the Sponsor, the Trustee shall discontinue disbursements for payment of all benefits to all Participants).

(ii) Unless Trustee has actual knowledge of the Employer’s Insolvency, or has received notice from Sponsor or such Employer or a person claiming to be a creditor alleging that such Employer is Insolvent, Trustee shall have no duty to inquire whether an Employer is Insolvent. Trustee may in all events rely on such evidence concerning an Employer’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning such Employer’s solvency.

(iii) If at any time Trustee has determined that an Employer is Insolvent, Trustee shall discontinue disbursements for payments to such Employer’s Participants (if the Employer is the Sponsor, the Trustee shall discontinue disbursements for payment of benefits to all Participants) and shall hold the assets of the sub-trust with respect to such Employer for the benefit of such Employer’s general creditors. Nothing in this Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of the Employer (and/or the Sponsor) with respect to benefits due under the Plan or otherwise.

(iv) Trustee shall resume disbursement for the payment of benefits to Participants in accordance with this Agreement only after Trustee has determined that the Employer (and/or Sponsor) is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to (a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants by the Employer or Sponsor in lieu of the payments provided for hereunder during any such period of discontinuance.

Confidential Information

Section 14.  Amendment or Modification.

This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. The individuals authorized to sign such instrument shall be those authorized by the Sponsor and the Trustee respectively. Notwithstanding the foregoing, but subject to Section 7, the Trustee reserves the right to unilaterally amend this Agreement to update services and procedures and to revise the fee schedule upon 120 days notice to the Sponsor.

Section 15.  Electronic Services.

(a) The Trustee may provide communications and Electronic Services via electronic media, including, but not limited to NetBenefits, eWorkplace and Fidelity Plan Sponsor WebStation. The Sponsor agrees to use such Electronic Services only in the course of reasonable administration of or participation in the Plan and to keep confidential and not alter, publish, copy, broadcast, retransmit, reproduce, frame-in, link to, commercially exploit or otherwise redisseminate the Electronic Services, any content associated therewith, or any portion thereof (including, without limitation, any trademarks and service marks associated therewith), without the written consent of the Trustee. Notwithstanding the foregoing, the Trustee acknowledges that certain Electronic Services may, by their nature, be intended for non-commercial, personal use by Participants or their beneficiaries, with respect to their participation in the Plan, or for their other retirement or employee benefit planning purposes, and certain content may be intended or permitted to be modified by the Sponsor in connection with the administration of the Plan. In such cases, the Trustee will notify the Sponsor of such fact, and any requirements or guidelines associated with such usage or modification no later than the time of initial delivery of such Electronic Services. To the extent permission is granted to make Electronic Services available to administrative personnel designated by the Sponsor, it shall be the responsibility of the Sponsor to keep the Trustee informed as to which of the Sponsor personnel are authorized to have such access. Except to the extent otherwise specifically agreed by the parties, the Trustee reserves the right, upon notice when reasonably feasible, to modify or discontinue Electronic Services, or any portion thereof, at any time.

(b) Without limiting the responsibilities of the Trustee or the rights of the Sponsor stated elsewhere in this Agreement, Electronic Services shall be provided to the Sponsor without acceptance of legal liability related to or arising out of the electronic nature of the delivery or provision of such Services. To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and the Sponsor agrees to follow, reasonable security precautions. However, the Trustee disclaims any liability for interception of any such data or communications. The Trustee reserves the right not to accept data or communications transmitted electronically or via electronic media by the Sponsor or a third party if it determines that the method of delivery does not provide adequate data security, or if it is not administratively feasible for the Trustee to use the data security provided. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, or any other service required for electronic communication, nor does the Trustee make any warranties, express or implied, and specifically disclaims all warranties of merchantability, fitness for a particular purpose, or non-infringement. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Electronic Services made in violation of this Agreement.

(c) The Sponsor acknowledges that certain web sites through which the Electronic Services are accessed may be protected by passwords or require a login and the Sponsor agrees that neither the Sponsor nor, where applicable, Participants, will obtain or attempt to obtain unauthorized access to such Services or to any other protected materials or information, through any means not intentionally made available by the Trustee for the specific use of the Sponsor. To the extent that a PIN is necessary for access to the Electronic Services, the Sponsor

Confidential Information

and/or its Participants, as the case may be, are solely responsible for all activities that occur in connection with such PINs.

(d) The Trustee will provide to Participants the FullViewsm service via NetBenefits, through which Participants may elect to consolidate and manage any retirement account information available through NetBenefits as well as External Account Information. To the extent not provided by the Trustee or its affiliates, the data aggregation service will be provided by Yodlee.com, Inc. or such other independent provider as the Trustee may select, pursuant to a contract that requires the provider to take appropriate steps to protect the privacy and confidentiality of information furnished by users of the service. The Sponsor acknowledges that Participants who elect to use FullViewsm must provide passwords and PINs to the provider of data aggregation services. The Trustee will use External Account Information to furnish and support FullViewsm or other services provided pursuant to this Agreement, and as otherwise directed by the Participant. The Trustee will not furnish External Account Information to any third party, except pursuant to subpoena or other applicable law. The Sponsor agrees that the information accumulated through FullViewsm shall not be made available to the Sponsor, provided, however, that the Trustee shall provide to the Sponsor, upon request, aggregate usage data that contains no personally identifiable information.

Section 16.  Assignment.

This Agreement, and any of its rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other party(ies), and such consent may be withheld in any party’s sole discretion. Notwithstanding the foregoing, Trustee may assign this Agreement in whole or in part, and any of its rights and obligations hereunder, to a subsidiary or affiliate of Trustee without consent of the Sponsor. All provisions in this Agreement shall extend to and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 17.  Force Majeure.

No party shall be deemed in default of this Agreement to the extent that any delay or failure in performance of its obligation(s) results, without its fault or negligence, from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, acts of terrorism, whether actual or threatened, quarantines, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, power outages or strikes. This clause shall not excuse any of the parties to the Agreement from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data each of the parties to the Agreement are responsible for maintaining for the Plan.

Section 18.  Confidentiality; Safeguarding of Data.

(a) Confidential Information.  In connection with this Agreement, each of the parties has disclosed and may continue to disclose to the other party information that relates to the disclosing party’s business operations, financial condition, employees, former employees, eligible dependents and beneficiaries of such employees and former employees, customers, business associates, products, services or technical knowledge. Except as otherwise specifically agreed in writing by the parties, Trustee and Sponsor each agree that from and after the Effective Date (i) all information communicated to it before or after the Effective Date by the other and identified as confidential or proprietary, (ii) all information identified as confidential or proprietary to which it has access in connection with the services, whether such access was before or after the Effective Date, (iii) all information communicated to it that reasonably should have been understood by the receiving party to be proprietary and confidential to the disclosing party including without limitation

Confidential Information

technical, trade secret or business information, financial information, business or marketing strategies or plans, product development or customer information, and (iv) the terms and conditions of this Agreement (collectively, the “Confidential Information”) will be used only in accordance with this Agreement.

(b) Ownership of Information/Safeguarding Information.  Each party’s Confidential Information will remain the property of that party except as otherwise expressly provided in this Agreement. Each party will use at least the same degree of care to safeguard and to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure or publication of its own information (or information of its customers) of a similar nature, and in any event, no less than reasonable care. Each party may use and disclose relevant aspects of the other party’s Confidential Information to its employees, affiliates, subcontractors and agents to the extent such disclosure is reasonably necessary for the performance of its obligations under this Agreement or the enforcement of its rights under this Agreement; provided, however, that the disclosing party shall ensure that such parties agree to be bound by confidentiality provisions at least as restrictive as those set forth in this Section 18; and provided further, however, that in no event shall Sponsor disclose such Confidential Information to direct competitors of the Trustee. Each party will be responsible for any improper disclosure of Confidential Information by such party’s employees, affiliates, subcontractors or agents. Neither party will (i) make any use or copies of the Confidential Information of the other except as contemplated by this Agreement, or (ii) sell, assign, lease or otherwise commercially exploit the Confidential Information (or any derivative works thereof) of the other party. Neither party will withhold the Confidential Information of the other party (including in the case of the Sponsor, the Personal Data) or refuse for any reason (including due to the other party’s actual or alleged breach of this Agreement) to promptly return to the other party its Confidential Information (including copies thereof) if requested to do so.

(c) Return of Information.  Upon expiration or any termination of this Agreement and completion of a party’s obligations under this Agreement, each party will return or destroy, as the owner may direct, all documentation in any medium that contains or refers to the other party’s Confidential Information; however, each party may retain copies of Confidential Information of the other party solely to the extent required for compliance with applicable professional standards and applicable law.

(d) Exceptions to Confidential Treatment.  Sections 18(a), (b) and (c) shall not apply to any particular information that either party can demonstrate (i) was, at the time of disclosure to it (a) already known to the receiving party (and not subject to a pre-existing confidentiality agreement) or (b) publicly known; (ii) after disclosure to it, becomes publicly known through no fault of the receiving party; (iii) was received after disclosure to it from a third party who did not indicate that the information was to be treated as confidential in connection with the disclosure or (iv) was independently developed by the receiving party without use of the Confidential Information of the disclosing party. In addition, a party will not be considered to have breached its obligations under this Section 18 for disclosing Confidential Information of the other party to the extent required to satisfy any valid subpoena, court order, litigation or regulatory request, or any other legal requirement of a competent governmental authority, provided that following receipt of any such request, or making a determination that disclosure is legally required, and to the extent that it may legally do so, such party advises the other party prior to making such disclosure in order that the other party may object to such disclosure, take action to ensure confidential treatment of the Confidential Information, or take such other action as it considers appropriate to protect the Confidential Information. In addition, Trustee will not be considered to have breached its obligations under this Section 18 for using or disclosing Confidential Information to the extent Trustee or an affiliate of the Trustee is specifically authorized by an individual to use that individual’s personal information (including plan-related and account-related information applicable to that individual) in connection with any other Trustee products or services.

Confidential Information

(e) No Duty to Disclose.  Nothing contained in this Section 18 will be construed as obligating a party to disclose its Confidential Information to the other party, or as granting to or conferring on a party, expressly or impliedly, any rights or license to the Confidential Information of the other party provided that Trustee shall be excused from its obligations to perform hereunder to the extent Sponsor fails to provide any such information as is reasonably necessary for Trustee to perform the services and otherwise meet its obligations hereunder.

(f) Personal Data.  In order to fulfill its obligations under this Agreement, Trustee may receive in connection with this Agreement or the services provided hereunder personal data, including compensation, benefits, tax, marital/family status and other similar information about participants (“Personal Data”). Trustee acknowledges that it is receiving Personal Data only in connection with the performance of the services and Trustee will not use or disclose Personal Data without the permission of the Sponsor for any purpose other than as permitted in this Agreement and in fulfilling its obligations under this Agreement, unless disclosure is required or permitted under this Agreement or by applicable law. With respect to Personal Data it receives under this Agreement, Trustee agrees to (i) safeguard Personal Data in accordance with its privacy policy, and (ii) exercise at least the same standard of care in safeguarding such Personal Data that it uses to protect the personal data of its own employees. Nothing in this Agreement shall affect in any way other product or service arrangements entered into separately by Trustee or its affiliates and the Sponsor and/or participants.

(g) Foreign Data Protection Laws.  Sponsor is responsible for any and all activities necessary to ensure compliance with applicable laws regarding data protection outside of the United States and for ensuring that the transfer of Personal Data to Trustee is in compliance with such laws. Sponsor will not transfer any Personal Data to Trustee unless Sponsor has satisfied such laws, such as through the use of consents. Trustee will be entitled to presume that, unless notified to the contrary by Sponsor, activities necessary to ensure compliance with such laws have been satisfied by Sponsor with respect to all Personal Data furnished to Trustee hereunder. Trustee will have no obligation to process any Personal Data if Trustee is on notice that compliance with such laws has not been met.

Section 19.  General.

(a) Performance by Trustee, its Agents or Affiliates.

The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

(b) Entire Agreement.

This Agreement, together with the Schedules referenced herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, written or oral, made by the parties with respect to the services.

(c) Waiver.

No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other obligation hereunder or subsequent failure or refusal to comply with any other obligation hereunder.

(d) Successors and Assigns.

Confidential Information

The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

(e) Partial Invalidity.

If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(f) Section Headings.

The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

(g) Communications.

In the event that the Sponsor retains any responsibility for delivering Participant communications to some or all Participants and beneficiaries, the Sponsor agrees to furnish the communications to such Participants in a timely manner as determined under applicable law.

The provisions of this Agreement shall apply to all information provided and all Participant communications prepared and delivered by the Sponsor or the Trustee during the implementation period prior to the execution date of this Agreement and throughout the term set forth in this Agreement.

(h) Survival.

Trustee’s and Sponsor’s respective obligations under this Agreement, which by their nature would continue beyond the termination of this Agreement, including but not limited to those contained in Sections titled Inspection and Audit, Indemnification, Confidentiality; Safeguarding of Data, shall survive any termination of the Agreement.

Section 20.  Authorization To Make Available Fidelity Personal Guidance Offerings.

Notwithstanding any provision of the Agreement to the contrary, Sponsor hereby authorizes Trustee, Fidelity Employer Services Company LLC, Fidelity Brokerage Services LLC, and other affiliates of the Trustee, throughout the term of this Agreement and any extensions thereto, to provide and/or offer personal and/or workplace services, programs, and products (collectively, “Personal Guidance Offerings”) to any and all Persons with respect to whom the Trustee receives any information hereunder, including Personal Guidance Offerings unrelated to retirement or employment, and the Trustee may use for such purpose any information received hereunder or otherwise related to the Plan or Sponsor. Such information shall be treated in accordance with Fidelity Investments’ privacy policy. Any information collected by the Trustee in the course of providing Personal Guidance Offerings may be retained and used by the Trustee, Fidelity Employer Services Company LLC, Fidelity Brokerage Services LLC, or affiliates of the Trustee after the termination of this Agreement. Persons who request that the Trustee discontinue communications related to Personal Guidance Offerings other than workplace-related offerings shall be permitted to do so in accordance with industry rules and practices and through various means that may be specific by communication medium. Trustee agrees to defend, indemnify and hold harmless the Sponsor against any Losses, brought against the Sponsor by any individual who is contacted by the Trustee or any of its affiliates pursuant to the Sponsor’s authorizations in

Confidential Information

Section 20 where such claims or Losses allege that actions taken by Trustee or its affiliates in the marketing, sale or servicing of any product were (i) negligent, fraudulent, misleading, or inaccurate, (ii) in violation of applicable law, or (iii) in breach of the terms of any agreement(s) entered into between such individual and Trustee (or its affiliate) with respect to such products. Sponsor shall be solely responsible for ensuring that its authorizations in Section 20 comply with all laws, policies and contracts to which the Sponsor is subject.

Section 21.  Situs of Trust Assets.

The Sponsor and the Trustee agree that no assets of the Trust shall be located or transferred outside of the United States.

Section 22.  Governing Law.

(a) Massachusetts Law Controls.

This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

(b) Trust Agreement Controls.

The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

Confidential Information

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this Agreement on behalf of the respective parties. Each party may rely without duty of inquiry on the foregoing representation.

BRUSH ENGINEERED MATERIALS INC.

By:
Authorized Signatory
Name:
Title:
Date:

FIDELITY MANAGEMENT TRUST COMPANY

By:
FMTC Authorized Signatory
Name:
Date:

Confidential Information